Exhibit 99.2

COMPUSYSTEMS, INC

BALANCE SHEETS

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash	$64,686	$355,205
Accounts receivable, net	261,275	373,965
Unbilled receivables	137,722	171,553
Materials inventory	153,832	199,383
Prepaid expenses and other	144,255	445,812
Total current assets	761,770	1,545,918

RIGHT-OF-USE ASSETS	784,410	813,335

PROPERTY AND EQUIPMENT, NET	2,876,310	2,446,250

OTHER ASSETS
Deposits	133,900	133,400
Total other assets	133,900	133,400
TOTAL ASSETS	$4,556,390	$4,938,903
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$501,681	$885,865
Accrued expenses	2,591,442	2,274,746
Customer deposits and allowances	330,343	131,404
Line of credit	1,075,000	2,000,000
Current maturities of long-term debt	1,408,093	1,883,096
Operating lease liabilities, current portion	332,712	282,530
Loan from shareholder	1,545,000	-
Total current liabilities	7,784,271	7,457,641

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	451,698	530,805

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value, 1,000,000 shares authorized, 362,500 shares issued and 312,500 shares outstanding	-	-
Paid-in-capital	4,160,000	4,160,000
Accumulated deficit	(7,496,811)	(6,866,775)
Less treasury stock, at cost	(342,768)	(342,768)
Total stockholders' equity (deficit)	(3,679,579)	(3,049,543)
TOTAL LIABILITIES AND NET ASSETS	$4,556,390	$4,938,903

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2024 and 2023

	2024	2023
SALES
Registration	$3,094,044	$2,967,559
Exhibitor software	5,836,572	6,243,095
Total sales	8,930,616	9,210,654

COST OF SALES	6,475,820	6,657,697

GROSS PROFIT	2,454,796	2,552,957

OPERATING EXPENSES
Sales and marketing	789,838	1,112,757
General and administrative	1,238,064	1,270,855
Depreciation and amortization	708,286	1,531,476
Total operating expenses	2,736,188	3,915,088

OPERATING INCOME (LOSS)	(281,392)	(1,362,131)

OTHER INCOME (EXPENSE)
Interest expense	(275,212)	(166,818)
Litigation and other	(73,432)	(371,863)
Total other income (expense)	(348,644)	(538,681)
NET LOSS	$(630,036)	$(1,900,812)

See accompanying notes to financial statements.

COMPUSYSTEM INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Nine months ended September 30, 2024 and 2023

	Common Stock	Paid-In Capital	Treasury Stock	Accumulated Deficit	Total
Balance at January 1, 2023	$-	$4,160,000	$(342,768)	$(2,704,644)	$1,112,588
Net loss	-	-	-	(1,900,812)	(1,900,812)
Balance at September 30, 2023	$-	$4,160,000	$(342,768)	$(4,605,456)	$(788,224)
Balance at January 1, 2024	$-	$4,160,000	$(342,768)	$(6,866,775)	$(3,049,543)
Net loss				(630,036)	(630,036)
Balance at September 30, 2024	$-	$4,160,000	$(342,768)	$(7,496,811)	$(3,679,579)

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2024 and 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(630,036)	$(1,900,812)
Adjustments to reconcile change in net assets to net cash from operating activities Depreciation and amortization	708,286	1,531,476
(Increase) decrease in:
Accounts receivables	112,690	1,369,781
Unbilled receivables	33,831	(103,511)
Materials inventory	45,551	(49,652)
Prepaid expenses, deposits and other	301,057	48,899
Increase (decrease) in:
Accounts payable	(384,184)	9,586
Accrued expenses and other	316,696	383,908
Customer deposits and allowances	198,939	(221,364)
Total adjustments	1,332,866	2,969,123
Net cash from operating activities	702,830	1,068,311

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(250,078)	(28,612)
Development in progress, customized software	(888,268)	(1,109,872)
Net cash used in investing activities	(1,138,346)	(1,138,484)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on revolving line of credit	(925,000)	-
Payments on long-term debt	(475,003)	-
Debt proceeds	1,545,000	431,417
Payment to shareholder for convertible debt	-	(225,000)
Net cash from financing actvities	144,997	206,417

NET INCREASE (INCREASE) IN CASH	(290,519)	136,244

CASH, BEGINNING OF PERIOD	355,205	268,098

CASH, END OF PERIOD	$64,686	$404,342
Supplemental disclosure of cash flow information Cash payments for interest	$275,212	$166,818

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2024

1.	NATURE OF OPERATIONS

CompuSystems, Inc. (CSI), incorporated on July 20, 1976 under the Illinois business corporation act of 1933, provides registration, lead collection, and ancillary data processing services to the meeting, convention and tradeshow industry. CSI conducts business throughout the United States, and in Europe and Asia.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The financial statements are prepared on the accrual basis of accounting whereby revenues and assets are recognized when earned, and expenses and liabilities are recognized when incurred.

Cash

Cash consists of demand deposits in financial institutions that include balances the exceed federally insured limits. CSI has not experienced any losses on such accounts and its managment does not believe it is exposed to significant risk.

Allowance for Credit Losses

CSI grants trade credit to its customers located within and outside of the United States of America. The allowance for credit losses is an estimate based on CSI's historical collection experience.

Such allowances were $108,568 as of September 30, 2024 and December 31, 2023.

Unbilled Receivables

Unbilled receivables consist of costs incurred for future shows in excess of billing realized.

Materials Inventory

Materials inventory is stated at the lower of cost (determined under the first-in, first-out method) or market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of assets ranging from from 3 to 15 years.

CSI capitalizes in-house and contracted costs related to the design, development, and implementation of computer software marketed to clients and to exhibitors and registrants attending client events. Such capitalized costs are amortized over a three-year term.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Customer Deposits and Allowances

Customer deposits and allowances consists of remittances for future shows. Such deposits are applied to revenue in the period in which the show occurs, or refunded.

Revenue Recognition

Revenue is primarily from the sale of products, services, and digital assets, including software, applications, technology solutions, lead generation, customer support, and event-related activities. Revenue is recognized once service or product is invoiced and delivered, all typically within one year. Additional revenue is derived from rental income, physical goods sales, and other sources.

Leases

Effective January 1, 2022, CSI implemented Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No 2016-02, Leases (Topic 842), which requires the recognition of right-of-use assets and lease liabilities based on the present value of the remaining lease payments. A risk-free rate of return of 3.39% was used as the discount rate in order to determine present value.

Income Taxes

CSI has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Under these provisions, the company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income tax on their respective share of the CSI's taxable income. CSI is subject to other various state and franchise taxes in states in which operations are conducted.

CSI evaluates all significant tax positions for federal and state income tax purposes. As of September 30, 2024, CSI does not believe it has taken any positions that would require the recording of any additional tax liability.

CSI is subject to routine audits by taxing jurisdictions. Tax years that remain open for examination generally include the current and three preceding years, however, there are currently no audits for any tax periods in progress. CSI's policy is to classify income tax related interest and penalities in interest expense and other expenses.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of:

	September 30,	December 31,
	2024	2023
Production equipment and lead collection devices	$1,235,006	$984,928
Customized software	7,970,510	7,082,242
Office furniture, fixtures, and equipment	29,007	29,007
Leasehold improvements	115,283	115,283
Transportation equipment	28,237	28,237

Total property and equipment	9,378,043	8,239,697

Less accumulated depreciation and amortization	(6,501,733)	(5,793,447)

Property and equipment, net	$2,876,310	$2,446,250

Depreciation and amortization expense for the nine months ended September 30, 2024 was $708,286.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2024

4.	REVOLVING LINE OF CREDIT AND TERM LOAN

CSI maintains a $2,000,000 revolving line of credit (LOC) that originated in March 1, 2021, has a one-year term, is secured by a Blanket UCC Lien on all business assets, and has an interest rate equal to the prime rate as published in the Wall Street Journal plus one percent (which was 8.50% as of December 31, 2023) and has been periodically renewed. Effective October 31, 2024, the LOC has been renewed through February 28, 2025 with interest at the prime rate plus 4.00%.

Interest on the revolving line of credit is computed daily and is payable on a monthly basis.

CSI also has a term loan that originated in August 2016 in the amount of $4,912,117. This loan bears a variable interest rate equal to the lender's prime rate plus one percent (which was 8.5% as of January 31, 2023), and is collateralized by all business assets. The loan, as amended in March 2021, was due April 1, 2023 and has been periodically renewed. Effective October 31, 2024, the term loan was renewed through February 28, 2025.

The revolving line of credit and bank loan agreements are subject to meet certain loan covenants pertaining to debt service liquidity. As of December 31, 2023, CSI was in compliance with these covenants or they were waived.

Effective April 19, 2024, CSI entered into a loan and security agreement with a related party which provides for loans up to $1,500,000 with interest payable at 15% and a maturity date of October 31, 2025.

5.	LEASES

CSI is party to separate lease agreements for its primary office space and warehouse facilities. The lease agreement for CSI’s primary office space located at 2601 Navistar Drive, Lisle, Illinois commenced in July 2020 and continued through June 2023. During July 2022, the agreement was renewed through June 2027 at an initial annual base rent of $178,882, scheduled to increase by $0.50 per rentable square foot annually through the end of the lease term. Rent expense under this agreement for the nine months ended September 30, 2024 and 2023 was $148,252 and $136,378, respectively.

The lease agreement for CSI’s warehouse facilities located at 4995 Varsity Drive, Lisle, Illinois commenced in October 2014 and continues through December 2025. Initial monthly rent under this agreement was $6,184 and is scheduled for 3% annual increases. Rent expense under this agreement for the nine months ended September 30, 2024 and 2023 was $78,957 and $78,864, respectively.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2024

5.	LEASES (Continued)

During June 2024, CSI entered into an equipment finance agreement requiring 60 monthly payments of $3,745 through June 2029 with a discount rate of 8.5%. The agreement is collateralized by the underlying equipment acquired.

In accordance with generally accepted accounting principles in the United States of America, CSI has recognized right-of-use assets and corresponding lease liabilities as follows:

	Office	Warehouse	Equipment	Total
2024	$46,245	$24,388	$11,235	$81,868
2025	189,042	100,477	44,940	334,459
2026	193,110	-	44,940	238,050
2027	113,834	-	44,940	158,774
2028	-	-	44,940	44,940
2029	-	-	22,470	22,470
Total lease payments	$542,231	$124,865	$213,465	880,561
Less: Interest				(96,151)
Present value of lease liabilities				$784,410

6.	EMPLOYER PROFIT-SHARING AND 401(K) CONTRIBUTIONS

The Company maintains a 401(k) plan that covers substantially all of its employees. Under the 401(k) plan, the Company can voluntarily match 35% of employee contributions up to 3% of each participating employee's gross compensation. The Company did not make voluntary matching contributions to the plan for the nine months ended September 30, 2024.

7.	CONTINGENCIES

Pursuant to an amended complaint filed on September 23, 2024, a vendor of CSI is seeking to collect from CSI approximately $929,000 in unpaid invoices. CSI has submitted its response on October 17, 2024 disputing this claim and has filed a counterclaim alleging deficiencies in services rendered, seeking damages of approximately $6 million for amounts previously paid. Due to the deficiencies in services, CSI has written off related amounts previously capitalized and recorded an impairment loss for the remaining unamortized amount of $1,614,487 as of December 31, 2023. Management plans to vigorously defend this action and does not anticipate any further losses.

For the nine months ended September 30, 2024 and 2023, CSI incurred net losses of $630,036 and $1,900,812, respectively, and has a stockholders' deficit of $3,679,579 as of September 30, 2024. As further discussed in Note 8, CSI entered into an asset purchase agreement with another party to sell substantially all of CSI's assets. Should this agreement be terminated for any reason, the shareholders are committed to providing the necessary financing to sustain operations for a period of at least one year after the balance sheet date.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2024

8.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through January 20, 2025, which was the date that these financial statements were available for issuance

As further discussed in Note 4, CSI entered into a loan and security agreement with a related party, effective April 19, 2024 and, effective October 31, 2024, the revolving line of credit and term loan were renewed through February 28, 2025. Additionally, as discussed in Note 7 above, CSI is involved in litigation with a vendor.

On December 19, 2024, CSI entered into an asset purchase agreement with another party to sell substantially all of CSI's assets. This agreement may be terminated by mutual consent of the parties.

Other than the matters described above, management is not aware of any additional subsequent events that would require recognition or disclosure in the financial statements.